Exhibit 99.1

[I-TRAX LOGO OMITTED]
One Logan Square, Suite 2615
130 N. 18th Street, Philadelphia, PA 19103
215.557.7488 PH 215.557.7820 Fax www.i-trax.com

I-trax Contact:                            Investor Contact:
Janice MacKenzie                           Jody Burfening / Chris Witty
I-trax, Inc                                Lippert/Heilshorn & Associates, Inc.
(215) 557-7488 x109                        (212) 838-3777
jmackenzie@i-trax.com                      cwitty@lhai.com


FOR IMMEDIATE RELEASE
---------------------

                     I-TRAX ANNOUNCES THIRD QUARTER RESULTS
                     --------------------------------------
      Signed Two New On-Site Clients, Expanded Relationship with Six Others


PHILADELPHIA, PA, November 3, 2004 -- I-trax, Inc. (Amex: DMX), an integrated provider of health and productivity management services, today reported preliminary financial results for the third quarter and nine months ended September 30, 2004.

This release provides financial results for these periods on a pro forma basis, reflecting the March 19, 2004 merger between I-trax and CHD Meridian Healthcare as though the merger had occurred on January 1, 2003. In addition, the pro forma results exclude the impact of $2.8 million in one-time merger expenses. The financials results also reflect restated revenue and operating expenses, in recognition of an accounting change related to pharmaceutical sales for the calendar years 2003 and 2004. The adjustment reduces reported revenue by $23.8 million for 2003 and $17.9 million for 2004 year to date. This restatement, which will be reflected in amendments to I-trax's SEC reports later this month, has no impact on the company's net income during these periods.

The company also makes use of EBITDA (earnings before interest, taxes, depreciation, other non-cash charges and one-time charges related to the company's recapitalization) as a financial measure. EBITDA is not a recognized term under generally accepted accounting principles, or ("GAAP"), and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities determined in accordance with GAAP. A reconciliation of EBITDA to net income/(loss) appears at the end of this release, as do both actual and pro forma results for the quarter and nine month period.

For the quarter ended September 30, 2004, I-trax reported pro forma net revenue of $24.1 million, down slightly from last year's $24.6 million due primarily to the previously-announced closures of certain customers' facilities, largely offset by growth in other locations. Adjusting for the lost business, net revenue increased by $1.0 million, or 4.0%. EBITDA for the quarter was $0.7 million compared with $1.3 million in the third quarter of 2003, due to the aforementioned decline in revenue and to extraordinary income of $0.5 million in the prior year, related to key-man life insurance proceeds. Net loss for the quarter was $(0.8) million. Net loss applicable to common shareholders, after deducting the preferred stock dividend, was $(1.4) million, or $(0.06) per share, for the quarter, compared to $(1.5) million, or $(0.07) per share, last year.

For the nine months ended September 30, 2004, pro forma revenue rose slightly to $73.3 million from $73.0 million in the comparable period last year. Adjusting for lost business from closed facilities, net revenue increased by $4.2 million, or 6.3%. EBITDA was $1.9 million for the first three quarters of 2004 versus $3.0 million in the prior-year period, due to higher operating expenses, extraordinary income of $0.5 million in 2003, related to key-man life insurance proceeds, and warrant expense of $350,000 this year. Net loss for the year-to-date period decreased to $(3.2) million, or $(0.13) per share, from $(4.3) million, or $(0.21) per share.

I-trax, Inc.
November 3, 2004


In commenting on these results, Frank A. Martin, chairman, president, and chief executive officer stated, "In the past quarter, we continued to make strides integrating various aspects of our business, bringing in new management where appropriate, and streamlining operations. In doing so, we are seeing strong client interest in our suite of services, particularly in our on-site facilities. At the end of the quarter, we were operating 168 locations. We gained two new on-site clients during the quarter and signed contracts to open an additional six facilities for existing customers. These locations are all expected to be up and running by April 2005.

"In addition, since the end of the quarter, we have signed contracts for an incremental nine locations, bringing the total to 185 sites under management. These 17 locations, in total, are expected to be operational within three to six months and bring in at least $7 million in annualized revenue. One of these wins represents our first contract for the company's integrated suite of services - combining an occupational health facility with a self-directed wellness program. The client, a large diagnostics provider, will bring roughly 4,500 employees to I-trax, with initial services in place by the end of this year."

During the quarter, the company also added to its executive ranks. I-trax hired Joel Kelly as senior vice president of Health Management Solutions. Previously with Empire Blue Cross / Blue Shield, as well as Oxford Health's turnaround team, he will be in charge of growing the company's solutions business and integrating these service offerings with the on-site operations. In addition, Shannah Koss joined I-trax as senior vice president of business development for government services, a key growth area for the company.

Mr. Martin continued, "We are getting past the challenges that arose combining on-site healthcare with health management productivity, prediction, and prevention services, and we have gained a deeper appreciation for customers' purchasing patterns. Our clients tend to buy services as individual components, beginning with one application and adding others in a step-by-step approach, to manage initial investment and technology hurdles. Building on this knowledge, next quarter we plan to: deepen the integration of our products and services; complete the sales force combination by finalizing training on our unified value proposition; and identify high-probability targets for an expansion of services, both among our existing customer base and new clients - large organizations with over 2,000 employees in one location. Near term, we will focus on a specific range of services and better alignment of expenses and revenue growth. Given these challenges, we now see full year revenue of $96-$98 million ($119-121 million prior to revenue restatement) and EBITDA of $3.0-$3.5 million.

"During the fourth quarter, as we begin to implement a cohesive sales strategy, we will formulate detailed plans for 2005, reviewing a number of specific growth initiatives aimed at expanding and complementing our current core business, which continues to generate strong cash flow. Once we have completed our budget and strategic plan review, we will be in a position to share our financial goals for next year. In the meantime, we are committed to achieving 2005 EBITDA of at least $5.0 million, which will maximize access to our senior credit facility. Our goals for 2005 are higher than this figure, and we continue to believe in the strong growth potential for our services. We intend to build on our unique competitive advantage and our well-established and growing client relationships."


Conference Call

As a reminder, I-trax will host a conference call at 5:15p.m. EST. During the call, Frank A. Martin, chairman and chief executive officer, and David Bock, senior vice president and chief financial officer will discuss the company's financial results. The telephone number for the conference call is 888-527-1593.

Investors may also listen to the conference call by going to I-trax's web site http://www.i-trax.com and selecting the conference link on the Investor Information page in the "Our Company" section of the site. You may also use the link below:
http://phx.corporate-ir.net/playerlink.zhtml?c=112189&s=wm&e=960659

Investors will be able to access an encore recording of the conference call through November 10th by calling 706-645-9291 or 800-642-1687, Conference ID# 1842050. The encore recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on I-trax's web site.

I-trax, Inc.
November 3, 2004


Attached: Pro forma income statements, balance sheet, and EBITDA reconciliation

About I-trax

I-trax is a leading provider of integrated health and productivity management solutions. With over 150 clients nationwide, I-trax offers wellness, disease management and on-site services. I-trax provides a comprehensive solution specifically designed for every individual regardless of location. Our focus is on improving health, satisfaction and productivity for individuals, while lowering the direct and indirect costs of healthcare related benefits. For more information visit www.i-trax.com.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and assumptions, which involve a number of risks and uncertainties. Investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ, possibly materially from those expressed in such statements. The important factors include, but are not limited to: the ability of I-trax and CHD Meridian Healthcare to integrate their businesses successfully; demand for the merged companies' products and services and the merged companies' ability to execute new service contracts; uncertainty of future profitability; general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; the merged companies' ability to renew and maintain contracts with existing customers under existing terms; and acceptance of I-trax's population health management solutions by the marketplace. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax and CHD Meridian Healthcare are described in greater detail in I-trax's filings with the Securities and Exchange Commission.

I-trax, Inc.
November 3, 2004



I-Trax, Inc. and Subsidiaries
Income Statement
Three months ended September 30, 2004 and 2003
PRO FORMA
(unaudited)

                                                             2004                                  2003
                                               ---------------------------------      -------------------------------
                                                    Three months ended 9/30               Three months ended 9/30
                                                             Total                                 Total
                                               ---------------------------------      -------------------------------

Total net revenues                                                   24,136,000                           24,624,000

Costs and expenses:
      Operating expenses                                             18,886,000                           19,327,000
      General & administrative expenses                               4,600,000                            4,457,000
      Depreciation and amortization                                   1,097,000                            1,211,000
                                               ---------------------------------      -------------------------------
Total Costs and expenses                                             24,583,000                           24,995,000

Operating Income (loss)                                                (447,000)                            (371,000)

      Interest                                                          124,000                            1,119,000
      Amortization of financing costs                                    13,000                               58,000
      Other                                                                   -                             (500,000)
                                               ---------------------------------      -------------------------------
Income before taxes                                                    (584,000)                          (1,048,000)

      Provision for income taxes                                        251,000                              450,000
                                               ---------------------------------      -------------------------------

Net Income (loss)                                                      (835,000)                          (1,498,000)
                                               =================================      ===============================

Preferred stock dividend                                                605,000

Deemed Dividend                                                               -                                    -
                                               ---------------------------------      -------------------------------

Net loss applicable to common shareholders                           (1,440,000)                          (1,498,000)
                                               =================================      ===============================

Weighted Average Shares                                              24,730,933                           21,121,724
                                               ---------------------------------      -------------------------------

Earnings Per Share                                                      $ (0.06)                             $ (0.07)
                                               =================================      ===============================



Operating Income (loss)                                                (447,000)                            (371,000)
      Other                                                                   -                              500,000
      Depreciation and amortization                                   1,097,000                            1,211,000
                                               ---------------------------------      -------------------------------
EBITDA                                                                $ 650,000                          $ 1,340,000
                                               =================================      ===============================


                                                                               4



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


I-trax, Inc.
November 3, 2004

I-Trax, Inc. and Subsidiaries
Income Statement
Three months ended September 30, 2004 and 2003
ACTUAL
(unaudited)

                                                      2004                             2003
                                          -----------------------------     ---------------------------
                                             Three months ended 9/30          Three months ended 9/30
                                                      Total                            Total
                                          -----------------------------     ---------------------------

Total net revenues                                          24,136,000                       1,000,000

Costs and expenses:
     Operating expenses                                     18,886,000                         642,000
     General & administrative expenses                       4,600,000                       1,023,000
     Depreciation and amortization                           1,097,000                         440,000
                                          -----------------------------     ---------------------------
Total Costs and expenses                                    24,583,000                       2,105,000

Operating Income (loss)                                       (447,000)                     (1,105,000)

     Interest                                                  124,000                         947,000
     Amortization of financing costs                            13,000                          58,000
     Other                                                           -                        (500,000)
                                          -----------------------------     ---------------------------
Income before taxes                                           (584,000)                     (1,610,000)

     Provision for income taxes                                251,000                               -
                                          -----------------------------     ---------------------------

Net Income (loss)                                             (835,000)                     (1,610,000)
                                          =============================     ===========================

Preferred stock dividend                                       605,000

Deemed Dividend                                                      -                               -
                                          -----------------------------     ---------------------------

Net loss applicable to common shareholders                  (1,440,000)                     (1,610,000)
                                          =============================     ===========================

Weighted Average Shares                                     24,730,933                      11,121,724
                                          -----------------------------     ---------------------------

Earnings Per Share                                             $ (0.06)                        $ (0.14)
                                          =============================     ===========================



Operating Income (loss)                                       (447,000)                     (1,105,000)
     Other                                                           -                         500,000
     Depreciation and amortization                           1,097,000                         440,000
                                          -----------------------------     ---------------------------
EBITDA                                                       $ 650,000                      $ (165,000)
                                          =============================     ===========================


                                                                               5


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

I-trax, Inc.
November 3, 2004

I-Trax, Inc. and Subsidiaries
Income Statement
Nine months ended September 30, 2004 and 2003
PRO FORMA
(unaudited)

                                                     2004                                  2003
                                          ----------------------------          ----------------------------
                                             Nine Months ended 9/30                Nine Months ended 9/30
                                                     Total                                 Total
                                          ----------------------------          ----------------------------

Total net revenues                                         73,322,000                            73,018,000

Costs and expenses:
     Operating expenses                                    56,660,000                            55,781,000
     General & administrative expenses                     14,404,000                            14,559,000
     Depreciation and amortization                          3,711,000                             3,748,000
                                          ----------------------------          ----------------------------
Total Costs and expenses                                   74,775,000                            74,088,000

Operating Income (loss)                                    (1,453,000)                           (1,070,000)

     Interest                                               1,052,000                             2,401,000
     Amortization of financing costs                           60,000                               295,000
     Other                                                    350,000                              (301,000)
                                          ----------------------------          ----------------------------
Income before taxes                                        (2,915,000)                           (3,465,000)

     Provision for income taxes                               251,000                               788,000
                                          ----------------------------          ----------------------------

Net Income (loss)                                          (3,166,000)                           (4,253,000)
                                          ============================          ============================

Weighted Average Shares                                    24,470,844                            20,111,766
                                          ----------------------------          ----------------------------

Earnings Per Share                                            $ (0.13)                              $ (0.21)
                                          ============================          ============================



Operating Income (loss)                                    (1,453,000)                           (1,070,000)
     Other                                                   (350,000)                              301,000
     Depreciation and amortization                          3,711,000                             3,748,000
                                          ----------------------------          ----------------------------
EBITDA                                                    $ 1,908,000                           $ 2,979,000
                                          ============================          ============================


                                                                               6



I-trax, Inc.
November 3, 2004


I-Trax, Inc. and Subsidiaries
Income Statement
Nine months ended September 30, 2004 and 2003
ACTUAL
(unaudited)

                                                         2004                                   2003
                                          -----------------------------------    -----------------------------------
                                                Nine Months Ended 9/30                 Nine Months Ended 9/30
                                                         Total                                  Total
                                          -----------------------------------    -----------------------------------

Total net revenues                                                49,968,000                              3,668,000

Costs and expenses:
     Operating expenses                                           38,631,000                              1,506,000
     General & administrative expenses                            11,342,000                              4,243,000
     Depreciation and amortization                                 2,889,000                              1,318,000
                                          -----------------------------------    -----------------------------------
Total Costs and expenses                                          52,862,000                              7,067,000

Operating Income (loss)                                           (2,894,000)                            (3,399,000)

     Interest                                                        901,000                              1,922,000
     Amortization of financing costs                                  60,000                                295,000
     Other                                                           350,000                               (300,000)
                                          -----------------------------------    -----------------------------------
Income before taxes                                               (4,205,000)                            (5,316,000)

     Provision for income taxes                                      251,000                                      -
                                          -----------------------------------    -----------------------------------

Net Income (loss)                                                 (4,456,000)                            (5,316,000)
                                          ===================================    ===================================

Preferred stock dividend                                           1,282,000

Deemed Dividend                                                   15,820,000                                      -
                                          -----------------------------------    -----------------------------------

Net loss applicable to common shareholders                       (21,558,000)                            (5,316,000)
                                          ===================================    ===================================

Weighted Average Shares                                           21,613,701                             10,111,766
                                          -----------------------------------    -----------------------------------

Earnings Per Share                        $                            (1.00)    $                            (0.53)
                                          ===================================    ===================================



Operating Income (loss)                                           (2,894,000)                            (3,399,000)
     Other                                                          (350,000)                               300,000
     Depreciation and amortization                                 2,889,000                              1,318,000
                                          -----------------------------------    -----------------------------------
EBITDA                                    $                         (355,000)    $                       (1,781,000)
                                          ===================================    ===================================



I-trax, Inc.
November 3, 2004

I-Trax, Inc. and Subsidiaries
Consolidated Balance Sheet
(unaudited)

                                                              Actual          Actual
                                                           12/31/2003       9/30/2004
                                                           ----------       ---------
ASSETS
Current assets
Cash and cash equivalents                                     574,000        5,453,000
Accounts receivable, net                                      549,000       12,363,000
Income tax receivable                                               -          132,000
Other current assets                                          188,000        2,105,000
                                                        --------------  ---------------
Total current assets                                        1,311,000       20,053,000
Property, plant & equipment, net                            1,675,000        5,784,000
Intangible assets, net                                     10,593,000       76,243,000
Other assets                                                   24,000          113,000
                                                        --------------  ---------------
Total Assets                                               13,603,000      102,193,000
                                                        ==============  ===============
LIABILITIES AND EQUITY
Current liabilities
Accounts payable                                              606,000        6,024,000
Deferred revenue                                              240,000        1,250,000
Other accruals and liabilities                                756,000       15,544,000
                                                        --------------  ---------------
Total current liabilities                                   1,602,000       22,818,000
Long term liabilities                                         477,000        7,937,000
Debentures                                                    379,000                -
Common Stock Warrants                                       2,760,000                -
                                                        --------------  ---------------
Total Liabilities                                           5,218,000       30,755,000
Shareholders' equity
Prefered Stock - $.001par value, 2,000,000 shares                   -             1000
    authorized, 1,200,000 and -0- shares issued and
    outstanding, respectively
Common stock - $0.001 par value, 100,000,000 shares            14,000           24,000
     authorized, 13,966,817, 24,595,074, and 24,796,671
     shares issued and outstanding, respectively
Paid in capital                                            47,276,000      130,593,000
Retained earnings                                         (38,905,000)     (59,180,000)
                                                        --------------  ---------------
Total shareholders' equity                                  8,385,000       71,438,000
                                                        --------------  ---------------
Total liabilities and shareholders' equity                 13,603,000      102,193,000
                                                        ==============  ===============

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